Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-133943 and 333-133943-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
6.745% Capital Securities	$500,000,000	$53,500(1)

(1)	The filing fee of $53,500.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2006)

Capital One Capital IV

$500,000,000

6.745% Capital Securities

(Liquidation amount $1,000 per capital security)

Fully and unconditionally guaranteed, to the extent described below, by

Capital One Financial Corporation

Capital One Capital IV, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be 6.745% Capital Efficient Notes issued by Capital One Financial Corporation, which we refer to as the “CENts”. The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the CENts.

The CENts will bear interest from the date they are issued to but excluding February 17, 2032, at the annual rate of 6.745% of their principal amount. From that date and until February 17, 2037, the “scheduled maturity date”, the CENts will bear interest at an annual rate equal to one-month LIBOR plus 1.17%, payable monthly in arrears on the 17th day of each calendar month. We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the CENts will become due on the scheduled maturity date only to the extent that we have sold qualifying capital securities during a six-month period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the CENts in full. On February 5, 2082, we must pay any remaining principal and interest on the CENts in full whether or not we have sold qualifying capital securities.

At the option of Capital One Financial Corporation, the capital securities may be redeemed at any time prior to February 17, 2032, in whole or in part, at their liquidation amount or, if greater, a make-whole price calculated as described herein, in either case plus accrued and unpaid distributions through the date of redemption. A lower make-whole price will apply in the case of a redemption in connection with a “tax event” or “rating agency event” as described herein. The capital securities may be redeemed at any time on or after February 17, 2032 or upon the occurrence of a “capital treatment event” or “investment company event” at 100% of their liquidation amount, plus accrued and unpaid distributions through the date of redemption.

The CENts will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Capital One Financial Corporation, except for our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% capital securities of Capital One Capital II, our 7.686% junior subordinated debt securities due August 1, 2066 issued in connection with the July 2006 offering of 7.686% capital securities of Capital One Capital III, our subordinated guarantees of those capital securities and any future debt that by its terms is not superior in right of payment. The CENts will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Capital One Financial Corporation will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

See “ Risk Factors” beginning on page S-8 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Commissions		Proceeds to Trust
Per capital security	$999.96	(1)	$10.00	(2)	$999.96
Total	$499,980,000	(1)	$5,000,000	(2)	$499,980,000

(1)	Your purchase price also will include distributions accrued on the capital securities since February 5, 2007, if any.
(2)	Capital One Financial Corporation will pay the underwriting commissions.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants on or about February 5, 2007.

Joint Bookrunners

JPMorgan   Banc of America Securities LLC   Credit Suisse   Wachovia Securities

Sole Structuring Advisor

The date of this prospectus supplement is January 29, 2007

Prospectus Supplement

Prospectus

You should rely only on information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the trust nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus supplement, except where the context indicates otherwise, “we”, “us” and “our” refer to Capital One Financial Corporation and “trust” refers to Capital One Capital IV.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities, the related guarantees and the CENts, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should pay special attention to the discussion under “Risk Factors” to determine whether an investment in the capital securities is appropriate for you. You should also read the documents we have referred you to in “Where You Can Find More Information” on page S-54.

About this Prospectus Supplement

This prospectus supplement summarizes the terms of the securities being offered and supplements the general descriptions set forth in the accompanying prospectus. This prospectus supplement also updates and supersedes information in the accompanying prospectus. In the case of inconsistencies, this prospectus supplement will apply. We use terms in this prospectus supplement as they are defined in the accompanying prospectus.

The Trust and Capital One Financial Corporation.

Capital One Financial Corporation is a financial holding company incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services, including credit card, consumer lending, deposit and motor vehicle financing products.

Capital One Capital IV, which we refer to as the “trust”, is a Delaware statutory trust. It was created for the purpose of issuing the 6.745% Capital Securities, which we refer to as the “capital securities”, and engaging in the other transactions described in this prospectus supplement and the accompanying prospectus. All of the common securities of the trust are owned by us. The trustees referred to on page 50 of the accompanying prospectus will conduct the business affairs of the trust. Its principal offices are located at 1680 Capital One Drive, McLean, Virginia 22102, and its telephone number is (703) 720-1000.

The Capital Securities

Each capital security represents an undivided beneficial ownership interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to us. The trust will use the proceeds from those sales to purchase $500,010,000 aggregate principal amount of our 6.745% Capital Efficient Notes, which we refer to as “CENts” and which are a series of the junior subordinated debt securities referred to in the accompanying prospectus. We will pay interest on the CENts at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the CENts to make the corresponding payments on the capital securities.

Distributions.

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. Distributions will accumulate from February 5, 2007. The trust will make distribution payments on the capital securities semi-annually in arrears on each February 17 and August 17, beginning August 17, 2007, unless those payments are deferred as described below.

Deferral of Distributions.

We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations described under “Summary of Terms of the CENts—Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default and acceleration under the terms of the CENts or the capital securities. However, no interest deferral may extend beyond the final repayment date or the earlier of the repayment or redemption of the CENts.

If we exercise our right to defer interest payments on the CENts, the trust will also defer paying a corresponding amount of distributions on the capital securities during that deferral period.

Although neither we nor the trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then-applicable interest rate on the CENts, compounded on each interest payment date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the CENts during a deferral period, we will be required to pay deferred interest pursuant to the alternative payment mechanism. Under the alternative payment mechanism, after that date we must, subject to market disruption events, use our commercially reasonable efforts to sell qualifying warrants and qualifying non-cumulative preferred stock and apply the eligible proceeds to pay accrued and unpaid deferred interest on the CENts. At any time during a deferral period, we may not pay deferred interest (or compounded interest thereon) on the CENts except pursuant to the alternative payment mechanism, subject to limited exceptions. See “Summary of Terms of the CENts—Alternative Payment Mechanism” for a further discussion of the alternative payment mechanism.

If we defer payments of interest on the CENts, the CENts will thereafter be treated as being issued with original issue discount for United States federal income tax purposes. This means that you will be required to include interest income with respect to the deferred distributions on your capital securities in your gross income for United States federal income tax purposes, even though neither we nor the trust will make actual payments on the CENts or on the capital securities, as the case may be, during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount” and “Risk Factors—Our right to defer interest payments on the CENts has tax consequences for you” for a further discussion of the federal income tax consequences of an interest deferral.

Redemption of Capital Securities.

Subject to the provisions described in “Description of the Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus, the trust will use the proceeds of any repayment or redemption of the CENts to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of the CENts—Repayment of Principal,” on the scheduled maturity date.

For a description of our rights to redeem the CENts, see “Summary of Terms of the CENts—Redemption—Optional Redemption” and “—Conditional Right to Redeem upon a Tax Event, Capital Treatment Event, Rating Agency Event or Investment Company Event” below.

Optional Liquidation of the Trust and Distribution of CENts to Holders.

We may dissolve the trust at any time, subject to our receipt of any required prior approval by the Federal Reserve.

If we dissolve the trust, after the trust satisfies all of its liabilities as required by law, the trustees will distribute the CENts to the holders of the capital securities and the common securities on a proportionate basis. See “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of CENts to Holders.”

Further Issues.

The trust has the right to issue additional capital securities in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby, provided that the total liquidation amount of capital securities of the trust outstanding may not exceed $600,000,000. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry.

The capital securities will be represented by one or more global securities registered in the name of, and deposited with, The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the accompanying prospectus under the caption “Book-Entry Procedures and Settlement.”

The CENts

Repayment of Principal.

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on February 17, 2037, or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the CENts on the scheduled maturity date and continuing thereafter is limited so long as the replacement capital covenant is in effect. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant”, during a six-month period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date. If we have not sold a sufficient amount of qualifying capital securities to permit repayment of all of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding until repaid and will bear interest at a floating rate payable monthly. We will be required to repay the unpaid portion of the CENts on each subsequent interest payment date to the extent we sell a sufficient amount of qualifying capital securities and until the CENts are repaid in full, the replacement capital covenant is no longer in effect or upon the occurrence of an event of default and acceleration.

We will use our commercially reasonable efforts, subject to a market disruption event, to sell a sufficient amount of qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date in accordance with the preceding paragraph. If we are unable for any reason to sell a sufficient amount of qualifying capital securities prior to the scheduled maturity date, we will use our commercially reasonable efforts, subject to a market disruption event, to sell a sufficient amount of qualifying capital securities to permit repayment of the CENts in full on the following monthly interest payment date, and on each monthly interest payment date thereafter until the CENts are paid in full, the replacement capital covenant is no longer in effect or an event of default and acceleration occurs.

Any unpaid principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on February 5, 2082 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have sold by that time.

Although under the replacement capital covenant the amount of CENts that we may repay, redeem or purchase may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we are not required to issue any securities other than qualifying capital securities in connection with the foregoing obligations.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts.

Interest.

The CENts will bear interest at the annual rate of 6.745% to but excluding February 17, 2032 and thereafter until the scheduled maturity date at an annual rate equal to one-month LIBOR plus 1.17%. Interest on the CENts will accrue from February 5, 2007. Capital One Financial Corporation will pay that interest semi-annually in arrears on February 17 and August 17 of each year from August 17, 2007 through February 17, 2032 and thereafter monthly in arrears on the 17th day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date) beginning March 17, 2032 (we refer to these dates as “interest payment dates”). If any CENts remain outstanding after the scheduled maturity date, they will bear interest at an annual rate equal to one-month LIBOR plus 2.17% until they are repaid.

Ranking.

The CENts will constitute one series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Capital One Financial Corporation under the indenture referred to in the accompanying prospectus. The CENts will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt of Capital One Financial Corporation, except for the issues of junior subordinated debt securities referred to below and except for any future debt that by its terms is not superior in right of payment to the CENts. For purposes of the CENts, “senior debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business. The CENts will be effectively subordinated to all liabilities of our subsidiaries. The CENts will rank pari passu with our 7.50% junior subordinated debt securities due June 15, 2066 issued in connection with the June 2006 offering of 7.50% capital securities of Capital One Capital II, our 7.686% junior subordinated debt securities due August 1, 2066 issued in connection with the July 2006 offering of 7.686% capital securities of Capital One Capital III and our subordinated guarantees of those capital securities (collectively, our “existing parity obligations”). Substantially all of our other existing indebtedness is senior to the CENts.

Limitations on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.

In the event of our bankruptcy, insolvency or receivership, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent that such interest exceeds the sum of (x) the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s CENts and (y) an amount equal to the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock that we have applied to pay such interest pursuant to the alternative payment mechanism. To the extent the remaining claim exceeds the amount set forth in clause (x), the holders of the CENts shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying non-cumulative preferred stock. See “Summary of Terms of the CENts—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Certain Payment Restrictions Applicable to Capital One Financial Corporation.

During any period in which

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees having the same rank as or ranking junior to the CENts, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the CENts will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of CENts.

We may elect to redeem any or all of the CENts at any time prior to February 17, 2032, at their principal amount or, if greater, a make-whole price calculated as described under “Summary of Terms of the CENts—Redemption—Optional Redemption”, in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time within 90 days of the occurrence of certain changes relating to tax laws or regulations or in the rating agency treatment of the capital securities, we may elect to redeem all, but not less than all, of the CENts for a price equal to their principal amount or, if greater, a make-whole price calculated as described under “Summary of Terms of the CENts—Redemption—Conditional Right to Redeem upon a Tax Event, Capital Treatment Event, Rating Agency Event or Investment Company Event”, in each case plus accrued and unpaid interest. The CENts may also be redeemed (1) in whole or in part, at any time on or after February 17, 2032, including on or after the scheduled maturity date, or (2) in whole, but not in part, at any time within 90 days of the occurrence of a “capital treatment event” or “investment company event”, in each case at 100% of their liquidation amount, plus accrued and unpaid distributions through the date of redemption.

Any redemption of the CENts will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the CENts prior to the scheduled maturity date.

Events of Default and Acceleration.

The following events are events of default and acceleration with respect to the CENts:

•	default in the payment of any interest, including compounded interest, in full on any CENts for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the CENts will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of CENts, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the CENts immediately due and payable.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of certain of our subsidiaries) that the CENts and capital securities will not be repaid, redeemed or purchased by us or any of our subsidiaries on or before February 5, 2062, unless (i) in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and certain qualifying capital securities within the six-month period (or after the scheduled maturity date, the monthly period) prior to delivery of notice of such repayment or redemption or the date of such purchase (as more fully described herein). We will not have to comply with the replacement capital covenant if an event of default and acceleration occurs. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Guarantee by Capital One Financial Corporation

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the CENts.

We will also pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

RISK FACTORS

Your investment in the capital securities will involve some risks. You should consider carefully the following discussion of the risks and the other information in this prospectus supplement, the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus before deciding whether to make an investment in the capital securities. Also, an investment in the capital securities is an indirect investment in the CENts because the trust will rely on the payments it receives on the CENts to fund all payments on the capital securities and, upon any liquidation of the trust, holders of the capital securities may receive CENts. You should carefully review all the information in this prospectus supplement about all of these securities and the guarantee.

The trust may be unable to make distributions on the capital securities if we default on our senior indebtedness because our obligations to make payments on the CENts and the guarantee are subordinate to our payment obligations under our senior indebtedness.

Because of the subordinated nature of the guarantee and the CENts, we (i) will not be permitted to make any payments of principal, including redemption payments, or interest payments on the CENts if we default on our senior indebtedness, as described under “Summary of Terms of the CENts” in this prospectus supplement and “Description of the Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus, (ii) will not be permitted to make payments on the guarantee if we default on any of our other liabilities, including senior indebtedness, other than liabilities that are equal with or subordinate to the guarantee by their terms as described under “Guarantee of Capital Securities” in this prospectus supplement and (iii) must pay all our senior indebtedness before we make any payments on the CENts or the guarantee if we become bankrupt, liquidate or dissolve.

None of the capital securities, the CENts or the guarantee limit our or our subsidiaries’ ability to incur additional indebtedness, including indebtedness that ranks senior to the CENts and the guarantee.

There is no limit on indebtedness that ranks senior to or equally with the CENts or that requires payment of deferred interest prior to or pro rata with payments on the CENts.

Substantially all our existing debt other than our existing parity obligations is senior indebtedness. The terms of our existing parity obligations and the CENts do not restrict our ability to issue further debt, including senior debt. We may in the future issue debt securities that have the same rank upon our liquidation as the CENts (including our existing parity obligations, “parity securities”). During a deferral period we may be required to make payments of interest on parity securities that are not made pro rata with payments of interest on the CENts or other parity securities. Failure to make these payments would cause us to breach the terms of the instrument governing such parity securities. The terms of the CENts permit us during a deferral period to make any payment of current interest on parity securities that is made pro rata with the amounts due on such parity securities and the CENts and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. Payments in each case are subject to the limitations described in the last paragraph under “Summary of Terms of the CENts—Alternative Payment Mechanism” to the extent that it applies. The terms of the indenture, the guarantee and the trust agreement with respect to the trust and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt, or to issue parity securities.

The CENts and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

As a financial holding company, our primary source of cash flow to make payments on the CENts and the guarantee will be dividends or distributions from our subsidiaries. As such, the CENts and the guarantee will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the CENts, the capital securities or the guarantee.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the CENts, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the CENts, you may rely on the institutional trustee of the trust to enforce the trust’s rights under the CENts or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed. For more information on the institutional trustee, see “Summary of Terms of Capital Securities.”

Our right to defer interest payments on the CENts has tax consequences for you.

We can, on one or more occasions, defer interest payments on the CENts for up to 10 consecutive years. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the CENts. If we defer interest payments on the CENts, the trust also will defer distribution payments on the capital securities and the common securities.

If we defer interest payments on the CENts and the trust correspondingly defers distributions on the capital securities, you will be required to include accrued interest income for the deferred interest on the CENts allocable to your share of the capital securities in your gross income for United States federal income tax purposes (in the form of original issue discount, determined on a constant yield method) prior to receiving any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your capital securities prior to the record date for those distributions.

You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities. Please read the “Certain United States Federal Income Tax Consequences” section in this prospectus supplement for more information regarding the tax consequences of holding and selling the capital securities.

We have the right to defer interest for 10 years without causing an event of default and acceleration.

We have the right to defer interest on the CENts for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which we make any payment of current interest during a deferral period, if we are unable to raise sufficient eligible proceeds, we may defer payment of accrued interest on the CENts for a period of up to 10 consecutive years without causing an event of default and acceleration. During any such deferral period, holders of CENts will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no right to declare the principal amount of the CENts immediately payable unless we fail to pay all previously deferred interest (including compounded interest) within 30 days after the end of the 10-year deferral period.

You have limited remedies for defaults under the indenture.

The remedies for any breach of our obligations under the indenture, including our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise sufficient net proceeds from the issuance of qualifying capital securities to permit the repayment of the CENts on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default and acceleration or trigger acceleration of principal and interest on the CENts or any similar remedy under the terms of the indenture. See “Summary of Terms of the CENts—Events of Default and Acceleration.”

We may redeem the CENts at any time, and a challenge to their tax characterization or certain other events could result in a lower redemption price.

We may redeem any or all of the CENts at any time prior to February 17, 2032, at their principal amount or, if greater, a make-whole price, in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time within 90 days of the occurrence of certain changes relating to tax laws or regulations or in the rating agency treatment of the capital securities, we may redeem all, but not less than all, of the CENts for a price equal to their principal amount or a make-whole price, if greater, in each case plus accrued and unpaid interest. Any make-whole price payable in a redemption that results from a tax event or rating agency event will be lower than the price that would have been payable otherwise. We also may redeem the CENts (1) in whole or in part, at any time on or after February 17, 2032, including on or after the scheduled maturity date, or (2) in whole, but not in part, at any time within 90 days of the occurrence of a “capital treatment event” or “investment company event”, in each case at 100% of their liquidation amount, plus accrued and unpaid distributions through the date of redemption.

A threatened challenge by IRS agents to the tax characterization of the CENts, or of similar instruments issued by other issuers, as debt could give rise to a tax event. The views of our tax counsel, as set out in “Certain United States Federal Income Tax Consequences”, are not binding on the IRS. Moreover, the characterization of an instrument as debt for tax purposes is based on all the relevant facts and circumstances, and it is the general policy of the IRS to scrutinize these facts and circumstances in the case of instruments such as the CENts. An IRS pronouncement or threatened challenge resulting in a tax event could therefore occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the CENts, changes or proposed changes in the treatment of the CENts for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company”, could result in the CENts being redeemed at a price lower than would otherwise be the case. See “Summary of Terms of the CENts—Redemption” for a further description of those events.

Our right to redeem the CENts is limited by the replacement capital covenant.

As described above, we may redeem any or all of CENts prior to their scheduled maturity date. However, the replacement capital covenant which is described under “Replacement Capital Covenant” will limit our right to redeem or purchase CENts. In the replacement capital covenant, we will covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, that we will not redeem the CENts or capital securities before February 5, 2062, subject to certain limitations, unless during the six months prior to the date we give notice of redemption, we have received proceeds from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity or qualifying capital securities. Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we did not obtain proceeds from the sale of common stock, mandatorily convertible preferred stock, debt exchangeable for equity or qualifying capital securities.

We may cause the distribution of the CENts to you and dissolve the trust without your consent, which may have adverse tax and other consequences for you.

We may elect to dissolve the trust at any time. If that happens, the trust will redeem the capital securities and the common securities by distributing the CENts to you and to us, as holder of the common securities, on a pro rata basis, and thereupon the trust will dissolve. Under current United States federal income tax laws, a distribution of CENts to you on the dissolution of the trust would not be a taxable event to you. A change in law, however, could cause a distribution of CENts on the dissolution of the trust to be a taxable event to you.

Although we may elect to dissolve the trust and cause the distribution of the CENts at any time, we do not currently intend to do so. We anticipate that we would consider exercising this right if expenses associated with maintaining the trust were substantially greater than currently expected.

We cannot predict the market prices for the CENts that may be distributed. Accordingly, any CENts you receive on a distribution, or the capital securities you hold pending that distribution, may trade at a discount to the price you paid to purchase the capital securities.

Because you may receive the CENts, you should make an investment decision with regard to the CENts in addition to the capital securities. You should carefully review all the information regarding the CENts and junior subordinated debt securities contained in this prospectus supplement and the accompanying prospectus. See “Certain United States Federal Income Tax Consequences” for more information.

Our obligation to repay on the scheduled maturity date is subject to receipt of qualifying proceeds.

Our obligation to repay the CENts on the scheduled maturity date of February 17, 2037 is limited. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities within a six-month period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding and we will not be required to repay the CENts until (i) we have issued sufficient qualifying capital securities to permit repayment in accordance with this requirement, (ii) an event of default and acceleration occurs or (iii) the final repayment date for the CENts is reached on February 5, 2082. Our ability to issue qualifying capital securities will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to issue sufficient qualifying capital securities to repay the CENts during the six-month period referred to above and from month to month thereafter until the CENts are repaid in full, our failure to do so would not give rise to a right of acceleration or similar remedy and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. Accordingly, there could be circumstances where we may have sufficient cash to repay all or a portion of the CENts, but are restricted from doing so because we were unable to sell a sufficient amount of qualifying capital securities. In addition, certain of our existing parity obligations contain comparable repayment provisions but have an earlier scheduled maturity date. Accordingly, if these existing parity obligations are outstanding on the scheduled maturity date of the CENts, we will be required to repay them in connection with the issuance of qualifying capital securities before repaying the CENts.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, or in certain limited cases holders of a designated series of indebtedness of certain of our subsidiaries, pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or purchase CENts or capital securities on or before February 5, 2062 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable for equity, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of CENts that we may repay, redeem or purchase may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the CENts in connection with an issuance of qualifying capital securities.

In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay, redeem or purchase the CENts other than qualifying capital securities or issue any securities other than qualifying capital securities in connection with the foregoing obligations. See “Replacement Capital Covenant.”

Our ability to pay deferred interest pursuant to our use of the alternative payment mechanism depends on a number of factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the CENts (or compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying warrants up to the share cap or qualifying non-cumulative preferred stock up to the preferred stock issuance cap (each as defined under “Summary of Terms of the CENts—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. Under the terms of the share cap, we may not issue qualifying warrants pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts to the extent that the total number of shares of our common stock underlying those qualifying warrants, together with all qualifying warrants previously issued pursuant to the alternative payment mechanism, exceeds 50 million shares (subject to customary anti-dilution adjustments). If that number of shares is exceeded, we are required to use commercially reasonable efforts to increase the share cap from time to time to a number of shares of our common stock that would allow us to satisfy our obligations with respect to the alternative payment mechanism, and we further must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. However, we cannot guarantee that we will be able to increase the share cap or to set the terms of the qualifying warrants so as to raise sufficient proceeds to pay all such deferred interest.

The preferred stock issuance cap limits the net proceeds of the issuance of qualifying non-cumulative preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the CENts then outstanding. We may increase the share cap without your consent, but we may not increase the preferred stock issuance cap. These restrictions may prevent us from issuing sufficient qualifying warrants or qualifying non-cumulative preferred stock to pay deferred interest on the CENts.

The occurrence of a market disruption event may prevent or delay a sale of qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority to issue qualifying warrants and qualifying non-cumulative preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying warrants and qualifying non-cumulative preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying warrants or qualifying non-cumulative preferred stock to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying warrants and qualifying non-cumulative preferred stock and available for payment of the deferred interest and distributions shall be applied to the CENts and certain other parity securities on a pro rata basis up to the warrant issuance cap (as described above), share cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the CENts and such securities, or on such other basis as the Federal Reserve may approve. The terms of certain of our existing parity obligations would also require us to sell qualifying warrants or non-cumulative perpetual preferred stock and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of the CENts—Option to Defer Interest Payments”, “—Alternative Payment Mechanism” and “—Market Disruption Events.”

If the Federal Reserve disapproves our alternative payment mechanism, we may be unable to pay deferred interest.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves either our sale of qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default and acceleration under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying warrants or qualifying non-cumulative preferred stock and apply the proceeds to pay deferred interest.

Our obligation to issue qualifying warrants under the alternative payment mechanism is limited.

The indenture limits our obligation to raise proceeds from the sale of qualifying warrants to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “warrant issuance cap.” Once we reach the warrant issuance cap for a deferral period, we will no longer be required to sell qualifying warrants to pay deferred interest relating to such deferral period unless such deferral extends beyond the date that is nine years following the commencement of the relevant deferral period. See “Summary of Terms of the CENts—Alternative Payment Mechanism.”

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of accrued interest may be limited.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any CENts, whether voluntary or not, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest (including compounded interest) on such holder’s CENts and (y) an amount equal to the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock that the trust has applied to pay such distributions pursuant to the alternative payment mechanism. To the extent the remaining claim exceeds the amount set forth in clause (x), the holders of the CENts shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying non-cumulative preferred stock.

The Federal Reserve may restrict the ability of the trust to make distributions on or redeem the capital securities.

The Federal Reserve will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, the Federal Reserve has the authority to issue orders that could restrict the ability of the trust to make distributions on or to redeem the capital securities.

Trading prices of the capital securities may not reflect the value of accumulated but unpaid interest on the CENts. Our right to defer interest payments on the CENts may cause the market price of the capital securities to decline.

The capital securities will be a new series of securities with no established trading market. If we defer interest payments on the CENts in the future, the market price of the capital securities may not fully reflect the value of accrued but unpaid interest on the CENts. The occurrence of one or more deferral periods also may cause additional declines in the market price of the capital securities. If you sell capital securities during a deferral period, you may not receive the same return on investment as someone who continues to hold capital securities. We have no current intention of deferring interest payments on the CENts and believe that such deferral is a remote possibility. However, the existence of this right to defer interest payments on the CENts may mean that the market price for the capital securities will be more volatile than other securities that are not subject to these rights.

You will have limited voting rights as a holder of capital securities.

As a holder of capital securities, you will have limited voting rights relating only, in specified circumstances, to the exercise of the trust’s rights as holder of the CENts and the guarantee trustee’s rights as holder of the guarantee on your behalf and to the amendment of the declaration of trust. Except during a default with respect to the CENts, only we can replace or remove any of the trustees or increase or decrease the number of trustees. See “Summary of Terms of Capital Securities—Voting Rights.”

There may be no trading market for the capital securities.

We do not intend to apply for listing of the capital securities on The New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

CAPITAL ONE CAPITAL IV

The trust is a statutory trust created on June 2, 2005 under the Delaware Statutory Trust Act, as amended, or Statutory Trust Act, pursuant to a declaration of trust among us, as depositor, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and two individuals who are officers or employees of ours, as administrative trustees. The declaration of trust, as amended at the date of issuance of the capital securities, is referred to in this prospectus supplement as the declaration of trust. The common securities and the capital securities are also referred to together as the “trust securities.” The investment in the common securities will represent $10,000.

The trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding CENts from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

For more information on the trust, see the accompanying prospectus.

CAPITAL ONE FINANCIAL CORPORATION

We are a financial holding company, incorporated in Delaware on July 21, 1994. Our subsidiaries market a variety of consumer financial products and services. Capital One Bank, a Virginia state chartered bank and a member of the Federal Reserve System, currently offers credit card products, takes retail deposits and engages in a wide variety of lending and other financial activities. Capital One, F.S.B., a federally chartered savings bank, offers consumer and commercial lending and consumer deposit products, and Capital One Auto Finance, Inc. offers automobile and other motor vehicle financing products. Capital One, National Association, a nationally chartered bank, offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One Services, Inc., another of our subsidiaries, provides various operating, administrative and other services to us and our subsidiaries. For more information on Capital One Financial Corporation, see the accompanying prospectus.

On December 1, 2006, we acquired North Fork Bancorporation, Inc. (“North Fork”), a bank holding company with operations in the greater New York region that provides a full range of financial products and services to its retail and commercial customers, including deposit products and consumer, business and mortgage loans, along with other services, through North Fork Bank and its non-bank subsidiaries. As a result of the acquisition, North Fork Bank is now our wholly owned subsidiary. For further details on this acquisition, see our Current Reports on Form 8-K filed on December 1, 2006 and March 13, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, filed on May 4, 2006, June 30, 2006, filed on August 7, 2006 and September 30, 2006, filed on November 3, 2006, which are incorporated by reference into this prospectus supplement. See also our Current Report on Form 8-K filed on January 26, 2007, which incorporates preliminary unaudited pro forma condensed combined financial information as of September 30, 2006 and for the nine and twelve months ended September 30, 2006 and December 31, 2005, respectively, assuming that the North Fork merger was completed on January 1, 2005.

USE OF PROCEEDS

All of the proceeds from the sale of the capital securities and common securities will be invested by Capital One Capital IV in our CENts. We will use the net proceeds from the sale of the CENts to Capital One Capital IV for general corporate purposes, which may include repurchases of shares of our common stock, as well as to redeem junior subordinated debt securities underlying currently outstanding trust preferred securities issued by certain of our subsidiary trusts. We currently intend to redeem the junior subordinated debt securities underlying the $100,000,000 liquidation amount of 8.7% trust preferred securities issued by North Fork Capital Trust I, which mature on December 15, 2026, and the $100,000,000 liquidation amount of trust preferred securities issued by Capital One Capital I, which bear interest at three-month LIBOR plus 155 basis points and mature on February 1, 2027.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2006 on an actual basis and as adjusted to give effect to the issuance of the CENts and the capital securities offered by this prospectus supplement. The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement. The table below does not reflect the results of our acquisition of North Fork on December 1, 2006.

	September 30, 2006
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Non-interest bearing deposits	$4,145,173	$4,145,173
Interest bearing deposits	43,467,977	43,467,977

Total deposits	47,613,150	47,613,150
Senior and subordinated notes	8,701,794	9,201,774
Other borrowings	17,619,817	17,619,817

Total debt	73,934,761	74,434,741

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 50,000,000 shares, none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized 1,000,000,000 shares and 306,555,168 shares issued or outstanding	3,065	3,065
Paid-in-capital	7,237,785	7,237,785
Retained earnings and cumulative other comprehensive income	9,551,504	9,551,504
Less: Treasury stock, at cost: 2,129,002 shares	(115,377)	(115,377)

Total stockholders’ equity	$16,676,977	$16,676,977

Total capitalization	$90,611,738	$91,111,718

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Earnings to Fixed Charges:
Including Interest on Deposits	2.43	2.64	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	4.47	4.80	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus supplement, we have no preferred stock outstanding and accordingly the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

ACCOUNTING TREATMENT

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the CENts we issue to the trust as a liability and the amount we invest in the trust’s common securities as an asset. The interest paid on the CENts will be recorded as interest expense on our income statement.

SUMMARY OF TERMS OF

CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the trust and are a series of “trust preferred securities”, as described in the accompanying prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the trust preferred securities contained in the accompanying prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede information in the prospectus.

This summary is not complete. You should also refer to the certificate of trust, the form of amended and restated declaration of trust and the form of trust preferred security, which have been filed as exhibits to the registration statement (No. 333-133943) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”).

Distributions.

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($1,000) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after February 17, 2032, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the first day of the month in which the relevant distribution date occurs.

The period beginning on and including February 5, 2007 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions.

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of the CENts—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that deferral period.

Although no interest or distribution payments are required to be made during a deferral period other than pursuant to the alternative payment mechanism described under “Summary of Terms of the CENts—Alternative Payment Mechanism” below, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the CENts, compounded on each interest payment date. In the limited circumstances described under “Summary of Terms of the CENts—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”, you will have no claim for deferred and unpaid interest (including compounded interest thereon) to the extent that such interest exceeds a certain amount. References to “accumulated and unpaid distributions” in this prospectus supplement and the accompanying prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption.

If we repay or redeem the CENts, in whole or in part, whether at, prior to or after the scheduled maturity, the institutional trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of CENts redeemed or repaid. Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of the CENts—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of CENts will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the CENts calculated as described under “Summary of Terms of the CENts—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding except as otherwise provided under “Description of the Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus.

The institutional trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of CENts and not less than 10 nor more than 15 business days’ notice prior to the date of any redemption of capital securities relating to the repayment of CENts.

See “Summary of Terms of the CENts—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the CENts.

Optional Liquidation of Trust and Distribution of CENts to Holders.

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the institutional trustee to distribute the CENts to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of CENts would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of CENts in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the CENts, the distribution of the CENts by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of CENts or Cash upon Liquidation of the Trust” below.

Liquidation Value.

Upon liquidation of the trust, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of CENts, subject to specified exceptions. See “Description of the Trust Preferred Securities—Liquidation Distribution upon Dissolution” in the accompanying prospectus.

Ranking of Common Securities.

The trust will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default and acceleration under the indenture, the trust will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Trust Preferred Securities—Ranking of Common Securities” in the accompanying prospectus.

Trust Enforcement Events.

For a description of defaults under the amended and restated declaration of trust, as well as a summary of the remedies available as a result of those events of default, see “Description of the Trust Preferred Securities—Declaration Defaults” in the accompanying prospectus.

An event of default and acceleration under the indenture entitles the institutional trustee, as sole holder of the CENts, to declare the CENts due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the CENts, see “Summary of Terms of the CENts—Events of Default and Acceleration” below, as well as “Description of the Junior Subordinated Debt Securities—Indenture Events of Default”, “—Indenture Defaults” and “—Enforcement of Rights by Holders of Trust Preferred Securities” in the accompanying prospectus.

Voting Rights.

Except as described under “Description of the Trust Preferred Securities—Voting Rights”, “Description of Trust Preferred Securities Guarantees—Amendments and Assignments” and “Description of the Junior Subordinated Debt Securities—Modification and Amendments” in the accompanying prospectus, or as otherwise required by law or the amended and restated declaration of trust, as an owner of capital securities, you will not have any voting rights.

Further Issues.

The trust has the right to issue additional capital securities in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby, provided that the total liquidation amount of capital securities outstanding may not exceed $600,000,000. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry Issuance; Issuance of Certificated Capital Securities.

The capital securities will be represented by one or more global trust preferred securities registered in the name of DTC or its nominee, as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Information Concerning the Institutional Trustee.

The institutional trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended and restated declaration of trust and, after a trust enforcement event that has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the institutional trustee is under no obligation to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

SUMMARY OF TERMS OF THE CENTS

We have summarized below certain terms of the CENts. This summary supplements the general description of the junior subordinated debt securities contained in the accompanying prospectus. Any information regarding the CENts contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the trust, the CENts will be held by the institutional trustee in trust for the benefit of the holders of the capital securities and the common securities.

The CENts will be a series of “junior subordinated debt securities” under the indenture, as described in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our “senior debt”, as described under “—Subordination” below. The CENts will rank pari passu with our existing parity obligations. Except for our existing parity obligations, substantially all our existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates.

The CENts will bear interest at the annual rate of 6.745% to but excluding February 17, 2032, payable semi-annually in arrears on February 17 and August 17 of each year, beginning August 17, 2007, and thereafter until the scheduled maturity date at an annual rate equal to one-month LIBOR, as defined below, plus 1.17%, payable monthly in arrears on the 17th day of each calendar month beginning March 17, 2032. We refer to these dates as “interest payment dates” and to the period beginning on and including February 5, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period”. The amount of interest payable for any interest period ending on or prior to February 17, 2032 will be computed on the basis of a 360-day year of twelve 30-day months and for any interest period ending after such date will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or before February 17, 2032 would otherwise fall on a day that is not a business day (as defined below), that interest payment date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date after February 17, 2032 would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date will instead be brought forward to the immediately preceding business day.

For the purposes of calculating interest due on the CENts after February 17, 2032:

•

“One-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on February 17, 2032, 5.32%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means JPMorgan Chase Bank, National Association, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.

•	“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest”, we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

If any amount of CENts remains outstanding after the scheduled maturity date, the principal amount of the outstanding CENts will bear interest at one-month LIBOR plus 2.17% until they are repaid as described under “—Repayment of Principal” below.

Subordination.

Our payment obligations under the CENts and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our “senior debt” (as defined below). This means that no payment of principal, including redemption payments, or interest on the CENts may be made if:

•	any of our senior debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our senior debt has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our senior debt must be paid in full before the holders of CENts are entitled to receive or retain any payment. Upon satisfaction of all claims related to our senior debt then outstanding, the rights of the holders of the CENts will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable to senior debt until all amounts owing on the CENts are paid in full.

For purposes of the CENts, “Senior Indebtedness” as that term is used in the accompanying prospectus (and which we refer to in this prospectus supplement as “senior debt”) means, with respect to us:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including our junior subordinated debentures or guarantees issued in connection with any future traditional trust preferred securities, each of which will rank senior to the CENts issued to Capital One Capital IV;

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement;

(4) all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5) all of our obligations in respect of interest rate swap, cap or other agreements, interest rate futures or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us;

except that senior debt will not include:

(A) except as provided in clause (C), any indebtedness issued after the date hereof under the junior subordinated indenture under which the CENts and existing parity obligations are issued;

(B) the guarantee of the capital securities;

(C) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the CENts and the issuance of which, in the case of this clause (C) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Richmond or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the CENts from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve;

(D) trade accounts payable and other accrued liabilities arising in the ordinary course of business; and

(E) our existing parity obligations.

Option to Defer Interest Payments.

We may elect at one or more times to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond February 5, 2082 or the earlier repayment or redemption in full of the CENts. We currently do not intend to exercise our option to defer interest on the CENts.

Deferred interest on the CENts will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying warrants and qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism (unless we have delivered notice of a “market disruption event”) and apply the “eligible proceeds”, as these terms are defined under “—Market Disruption Event” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the CENts (and compounded interest thereon) prior to February 5, 2082 from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default and acceleration has occurred and is continuing.

If the Federal Reserve has disapproved of the sale of qualifying warrants or qualifying non-cumulative preferred stock, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the surviving or resulting entity may settle all deferred interest on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of such consummation) with any available funds. The alternative payment mechanism will, however, apply to the deferral period if it does not elect to do so, and will in any event apply to any deferral period that commences after the consummation of the business combination. The settlement of all deferred interest, whether it occurs on an interest payment date or another date will immediately terminate the deferral period.

We may pay current interest at all times from any available funds.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default and acceleration under the indenture.

If we have paid all deferred interest (and compounded interest) on the CENts, we can again defer interest payments on the CENts as described above.

If the institutional trustee is the sole holder of the CENts, we will give the administrative trustee and the institutional trustee written notice of our election to begin or extend a deferral period at least one business day before the earlier of:

•	the next date distributions on the capital securities and common securities are payable; and

•	the date the administrative trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of the capital securities of the record or payment date for the related distribution.

However, in no event will we give notice more than 15 business days before the distribution date. The administrative trustee will promptly give written notice of our election to begin or extend a deferral period to the holders of the capital securities.

If the institutional trustee is not the sole holder, or is not itself the holder, of the CENts, we will give the holders of the CENts written notice of our election to begin or extend a deferral period at least one business day before the record date for the next interest payment date.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.

We will agree that, so long as any CENts remain outstanding, if

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on any of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any parity securities or any of our debt securities that rank junior to the CENts; or

•	make any guarantee payments on any guarantee by us of debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the CENts.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions on any class of our capital stock payable in the same class of our capital stock;

•	make payments under the guarantee made by us in respect of the capital securities;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan;

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period;

•	make payments of current interest in respect of parity securities that are made pro rata in respect of the amounts due on such parity securities and the CENts and make payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•	make payments of principal in respect of parity securities having an earlier scheduled maturity date than the CENts, as required under a provision of those parity securities that is substantially the same as the provision described below under “—Repayment of Principal”, and make payments in respect of parity securities having the same scheduled maturity date as the CENts, as required by such a provision, and that are made on a pro rata basis among one or more series of parity securities having such a provision and the CENts.

Our outstanding junior subordinated debt securities generally contain comparable provisions (other than, in the case of the 7.50% capital securities of Capital One Capital II, the last two bullet points) that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the CENts as well as any guarantee payments on the guarantee of the CENts if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the CENts will continue until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions set forth above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on common stock repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of such consummation).

Alternative Payment Mechanism.

Subject to the conditions described in “—Option to Defer Interest Payments” and the exclusion described in “—Market Disruption Events” below, if we defer interest on the CENts, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying warrants and qualifying non-cumulative preferred stock until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the CENts. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the CENts.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the six-month period, or monthly period, as applicable, prior to that interest payment date from the issuance or sale of qualifying warrants up to the share cap or qualifying non-cumulative preferred stock up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Qualifying warrants” means net share settled warrants to purchase our common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of issuance; and

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to all of the issuer’s other preferred stock and contains no remedies other than permitted remedies (as described under “Replacement Capital Covenant”, below) and either is (a) subject to intent-based replacement disclosure (as described under “Replacement Capital Covenant”, below) and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts.

Under the alternative payment mechanism, we are not required to issue qualifying warrants or qualifying non-cumulative preferred stock to the extent that (i) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon), the gross proceeds of any issuance of qualifying warrants applied during that deferral period to pay interest on the CENts pursuant to the alternative payment mechanism, together with the gross proceeds of all prior issuances of qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”) or (ii) the net proceeds of any issuance of qualifying non-cumulative preferred stock applied during any deferral period to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying non-cumulative preferred stock so applied during any prior deferral period, would exceed 25% of the aggregate principal amount of the CENts initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the warrant issuance cap for a deferral period, we will not be required to issue more qualifying warrants under the alternative payment mechanism with respect to deferred interest attributable to the first five years of that deferral period (including compounded interest thereon) even if the amount referred to in clause (i) subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The warrant issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event. In addition, if the warrant issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the warrant issuance cap will cease to apply at the termination of that deferral period and will not apply again unless and until we start a new deferral period. The share cap, warrant issuance cap and preferred stock issuance cap are calculated without regard to any qualifying warrants and qualifying non-cumulative preferred stock that may be issued with respect to any other capital securities or junior subordinated debt securities.

We may not issue qualifying warrants pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts to the extent that the total number of shares of our common stock underlying those qualifying warrants, together with all qualifying warrants previously issued pursuant to the alternative payment mechanism, exceeds 50 million shares (subject to customary anti-dilution adjustments) (the “share cap”). The share cap will apply so long as the CENts remain outstanding, but we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism. We also must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. Even if we have not reached the warrant issuance cap, we may not issue qualifying warrants pursuant to the alternative payment mechanism after we have reached the share cap.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default and acceleration thereunder. The remedies of holders of the subordinated indenture and the capital securities will be limited in such circumstances as described under “Risk Factors—You have limited remedies for defaults under the indenture” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the warrant issuance cap, the share cap and the preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the CENts. If we have outstanding parity securities under which we are obligated to sell qualifying warrants or qualifying non-cumulative preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those other parity securities on a pro rata basis up to the warrant issuance caps, the share caps or the preferred stock issuance caps for each series of parity securities, as the case may be (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the CENts and such parity securities, or on such other basis as the Federal Reserve may approve. The CENts permit pro rata payments to be made on parity securities so long as we deposit with our paying agent or segregate and hold in trust for payment the pro rata proceeds applicable to the CENts that we have not paid. Certain of our existing parity obligations obligate us to sell qualifying warrants or qualifying non-cumulative preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events.

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying warrants or qualifying non-cumulative preferred stock or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed development or proposed or pending material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than 90 days in any 180-day period within any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive);

•	a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States; or

•	we reasonably believe that the offering document for the offer and the sale of common stock or qualifying non-cumulative preferred stock or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those referred to above) and we are unable to comply with such rule or regulation or such compliance is impracticable, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than 90 days in any 180-day period within any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive).

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which the certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying warrants or qualifying non-cumulative preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of Principal.

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on February 17, 2037, subject to the limitations described below. We refer to February 17, 2037, as the “scheduled maturity date” of the CENts. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the CENts on the scheduled maturity date is limited so long as the replacement capital covenant is in effect. We are required to repay the CENts on the scheduled maturity date only to the extent of the net proceeds we have received from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, that we have sold during a six-month period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not sold sufficient qualifying capital securities to permit repayment of all principal and accrued and unpaid interest on the CENts on the scheduled maturity date, the unpaid amount will remain outstanding from interest payment date to interest payment date until we have raised sufficient proceeds to permit repayment in full in accordance with this obligation, the replacement capital covenant is no longer in effect, an event of default and acceleration occurs or the final repayment date on February 5, 2082.

We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to sell sufficient qualifying capital securities in a six-month period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the CENts in full on that date in accordance with the above requirement. We will further agree in the junior subordinated indenture that, if we are unable for any reason to sell sufficient qualifying capital securities to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and so on until the CENts are paid in full or redeemed, the replacement capital covenant is no longer in effect or an event of default and acceleration occurs. Under certain circumstances described below involving the occurrence of a market disruption event, we will be excused from our obligation to use commercially reasonable efforts. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such a failure be an event of default and acceleration thereunder.

Although under the replacement capital covenant the principal amount of CENts that we may repay, redeem or purchase at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we have no obligation under the junior subordinated indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the foregoing obligations.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the CENts or the capital securities. With respect to qualifying capital securities, on the other hand, we have agreed in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the CENts is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities, or if the CENts have been distributed to the holders of the capital securities, a majority by principal amount of the CENts.

Any principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on February 5, 2082 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time. At that time, we may repay the CENts with funds from any source. If we repay the CENts when any deferred interest remains unpaid and at a time when the alternative payment mechanism is otherwise applicable, the unpaid deferred interest (including compounded interest thereon) may only be paid pursuant to the alternative payment mechanism described above under “—Alternative Payment Mechanism”.

Any unpaid amounts on the CENts that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, as defined above, plus 2.17%, computed on the basis of a 360-day year and the actual number of days elapsed.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the CENts under the terms of the replacement capital covenant if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the period commencing during the six-month period preceding the date on which that certification is provided, in the case of any required repayment date after the scheduled maturity date, the monthly period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire six month or monthly period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the CENts in full.

Payment on the CENts on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to current interest that we are not paying from other sources and, third, to the principal of the CENts; provided that if we are obligated to sell qualifying capital securities and repay principal of or interest on any outstanding parity securities in addition to the CENts, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied first to parity securities having an earlier scheduled maturity date than the CENts such as certain of the existing parity obligations and then to the CENts and those other parity securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other parity securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the CENts has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant six-month period or monthly period, as applicable, we will not be required to repay any CENts on the scheduled maturity date or the next monthly interest payment date, as applicable, but we will use those net proceeds to repay the CENts on the next monthly interest payment date as of which we have raised at least $5 million of net proceeds.

Certain of our existing parity obligations contain comparable repayment provisions. Accordingly, to the extent they are outstanding on the scheduled maturity date of the CENts, we will be required to apply the proceeds of any qualifying capital securities to the repayment of the existing parity obligations having an earlier scheduled maturity date before repaying the CENts.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.

The indenture provides that a holder of CENts, by that holder’s acceptance of the CENts, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its CENts, that holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s CENts and (y) an amount equal to the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative preferred stock that we have applied to pay such interest pursuant to the alternative payment mechanism. To the extent the remaining claim exceeds the amount set forth in clause (x), the holders of the CENts shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying non-cumulative preferred stock.

Distribution of CENts.

As described above, the CENts may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of CENts to Holders” above.

If the CENts are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the CENts will be substantially identical to those in effect for the capital securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Redemption.

The CENts:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time, including on and after the scheduled maturity date, at the redemption price set forth under “—Optional Redemption” below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event”, a “rating agency event”, a “capital treatment event” or “investment company event” as described below; and

•	are not subject to any sinking fund or analogous provisions.

Any redemption of CENts will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

Optional Redemption.

We will have the right at any time, including on and after the scheduled maturity date, to redeem some or all of the CENts at a redemption price equal to (1) 100% of the principal amount of the CENts being redeemed or (2) in the case of any redemption prior to February 17, 2032, if greater, the sum of the present values of the remaining scheduled payments of principal discounted from such date, and interest thereon that would have been payable to and including such date (not including any portion of such payments of interest accrued as of the date of redemption) discounted from such date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.375%, in each case, plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2):

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•	“treasury dealer” means The Bank of New York (or its successor) or, if The Bank of New York (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Conditional Right to Redeem upon a Tax Event, Capital Treatment Event, Rating Agency Event or Investment Company Event.

At any time within 90 days after a tax event or rating agency event, we will have the right to redeem all, but not less than all, of the CENts at a redemption price equal to: (1) 100% of the principal amount of the CENts then outstanding or (2) in the case of any redemption prior to February 17, 2032, if greater, the sum of the present values of the remaining scheduled payments of principal discounted from such date and interest thereon that would have been payable to and including such date (not including any portion of such payments of interest accrued as of the date of redemption) discounted from such date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus a spread of 0.500%, in each case, plus accrued and unpaid interest to the redemption date. For the purposes of the preceding sentence “treasury rate” and related definitions shall have the meanings described in “—Optional Redemption” above.

In addition, at any time within 90 days after a capital treatment event or investment company event, we will have the right to redeem all, but not less than all, of the CENts at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “tax event” means that we or the trust have requested and received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the institutional trustee) experienced in tax matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities; or

•	threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the CENts;

•	interest payable by us on the CENts is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, a “rating agency event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for us (a “rating agency”) in assigning equity credit to securities such as the CENts, as such methodology is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to the CENts as of the date of such change than the equity credit that would have been assigned to the CENts as of the date of such change by such rating agency pursuant to its current criteria.

For purposes of the above, “capital treatment event” means the reasonable determination by us that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the capital securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the capital securities; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the capital securities;

there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve.

For purposes of the above, “investment company event” means the receipt by us and Capital One Capital IV of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is a more than insubstantial risk that Capital One Capital IV is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the original issuance of the capital securities.

Events of Default and Acceleration.

The indenture provides that any one or more of the following events with respect to the CENts that has occurred and is continuing constitutes an event of default and acceleration:

•	default in the payment of interest, including compounded interest, in full on any CENts for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period; or

•	some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration under the indenture of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the CENts will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of CENts, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the CENts immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the CENts or the holders of at least a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the CENts, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the CENts have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee with respect to the CENts.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the replacement capital covenant, we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of certain of our subsidiaries, including North Fork Bank, Capital One Bank, Capital One F.S.B., and Capital One, National Association) that we will not repay, redeem or purchase, and none of our subsidiaries will purchase, the CENts or capital securities before February 5, 2062, unless

•	in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

•	the “applicable percentage” of (i) the aggregate amount of the net cash proceeds we and our subsidiaries have received from the sale of common stock and rights to acquire common stock, and (ii) the market value of any common stock that we and our subsidiaries have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any nationally recognized statistical ratings organization, in each case within a measurement period (without double counting proceeds received in any prior measurement period); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of mandatorily convertible preferred stock and debt exchangeable for equity; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of qualifying capital securities;

in each case to persons other than us and our subsidiaries.

We sometimes refer collectively in this prospectus supplement to common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and qualifying capital securities as “replacement capital securities.”

“Applicable percentage” means a percentage equivalent of 1 divided by (a) 75% with respect to any repayment, redemption or purchase on or prior to February 5, 2032, (b) 50% with respect to any repayment, redemption or purchase after February 5, 2032 and on or prior to February 5, 2052 and (c) 25% with respect to any repayment, redemption or purchase after February 5, 2052.

“Common stock” means any of our equity securities (including equity securities held as treasury shares and equity securities sold pursuant to our dividend reinvestment plan and employee benefit plans) that have no preference in the payment of dividends or amounts payable upon our liquidation, dissolution or winding up (including a security that tracks the performance of, or relates to the results of, a business, unit or division of Capital One Financial Corporation), and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for equity” means a security or combination of securities (together in this definition, “securities”) that: (a) gives the holder a beneficial interest in (i) our debt securities that are “non-cumulative” and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract for qualifying non-cumulative preferred stock, (b) provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such debt exchangeable for equity, (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of our debt securities, provides that the stock purchase contracts will be settled by us exercising our rights as a secured creditor with respect to such debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for equity, (e) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts, provided that such replacement capital covenant will apply to such securities and to the qualifying non-cumulative preferred stock and will not include debt exchangeable for equity as a replacement security for such security (or combination of securities) or the qualifying non-cumulative preferred stock and (f) after the issuance of such qualifying non-cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Measurement date” means (a) with respect to any repayment, redemption or purchase on or prior to February 17, 2037, the date that is 180 days prior to delivery of notice of such repayment, redemption or purchase; and (b) with respect to any repayment, redemption or purchase after February 17, 2037, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150 days (or any shorter period) preceding the date that is 30 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150 day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock) that (a) qualify as our Tier 1 capital under the capital guidelines of the Federal Reserve as then in effect and applicable to bank holding companies and (b) in the determination of our Board of Directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(A)	in connection with any repayment, redemption or purchase of CENts or capital securities on or prior to February 5, 2032:

•	junior subordinated debt securities and guarantees issued by us with respect to trust preferred securities if the junior subordinated debt securities and guarantees (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years, and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years and

(c) either (1) are “non-cumulative” and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” or (2) have a “mandatory trigger provision”, an “optional deferral provision” and “intent-based replacement disclosure”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (d) have a “mandatory trigger provision” and “optional deferral provision”; or

(B)	in connection with any repayment, redemption or purchase of CENts or capital securities after February 5, 2032 and on or prior to February 5, 2052:

•	all securities that would be “qualifying capital securities” on or prior to February 5, 2032;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years and (d) have “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 40 years and (c) either (1) are “non-cumulative” and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” or (2) have a “mandatory trigger provision”, an “optional deferral provision” and “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank senior to the CENts and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) have a “mandatory trigger provision” and an “optional deferral provision”, (c) have no maturity or a maturity of at least 60 years and (d) have “intent-based replacement disclosure”;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the CENts or (2) pari passu with the claims of our trade creditors and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up and to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (b) have a “mandatory trigger provision” and an “optional deferral provision” and either (1) have no maturity or a maturity of at least 40 years and have “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”; or

(C)	in connection with any repayment, redemption or purchase of CENts or capital securities at any time, after February 5, 2052:

•	all of the types of securities that would be “qualifying capital securities” on or prior to February 5, 2052; and

•	our preferred stock that (a) has no maturity or a maturity of at least 60 years and (b) has an “optional deferral provision” and “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) either (1) have no maturity or a maturity of at least 60 years and “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (c) have an “optional deferral provision”; or

•	securities issued by us or our subsidiaries that (a) rank senior to the CENts and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) have a “mandatory trigger provision” and an “optional deferral provision”, (c) have no maturity or a maturity of at least 30 years and (d) have “intent-based replacement disclosure”; or

•	cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years and “intent-based replacement disclosure” or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”.

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” unless such approval is obtained.

For purposes of the definition of “qualifying capital securities”, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the six months prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock”;

•	permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to use eligible proceeds to pay deferred distributions and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds, unless otherwise required at the time by the Federal Reserve;

•	if deferral of distributions continues for more than one year, require us not to redeem or repurchase any of our common stock until at least one year after all deferred distributions have been paid (the “repurchase restriction”);

•	notwithstanding the second bullet point of this list, if the Federal Reserve disapproves our sale of APM qualifying securities, may (if we elect to so provide in the term of such securities) permit us to pay deferred distributions from any source without a breach of our obligations under the transaction documents;

•	if the Federal Reserve does not disapprove our issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such securities) permit us to use such proceeds for other purposes and to continue to defer distributions without a breach of our obligations under the transaction documents;

•	limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities to:

•	in the case of APM qualifying securities that are common stock and rights to purchase common stock, either (i) during the first five years of any deferral period or (ii) with respect to deferred distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), (x) to an aggregate amount of such securities, the net proceeds from the issuance thereof pursuant to the alternative payment mechanism is equal to 2% of our market capitalization or (y) to a number of shares of common stock and rights to purchase a number of shares of common stock, in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•	in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock”, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

•	in the case of securities other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

provided (and it being understood) that:

•	the alternative payment mechanism may at our discretion include a share cap limiting the issuance of APM qualifying securities consisting of common stock and rights to purchase common stock, in each case to a maximum issuance cap to be set at our discretion and otherwise substantially similar to the “share cap”, provided that such maximum issuance cap shall not represent a lower proportion of our shares of common stock as of the date of issuance of such securities than the share cap represents as a proportion of our outstanding shares of common stock, as of the date hereof;

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap”, “preferred cap” and “share cap”, as applicable; and

•	if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap”, the “preferred cap” and “share cap”, as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an alternative payment mechanism, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism): common stock or rights to purchase common stock; and qualifying non-cumulative preferred stock; provided that if the “APM qualifying securities” for any alternative payment mechanism include both common stock and rights to purchase common stock, such alternative payment mechanism may permit, but need not require, us to issue rights to purchase common stock.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision”, to:

•	in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the “APM qualifying securities” do not include “qualifying non-cumulative preferred stock”, 25% of the stated or principal amount of such securities then outstanding; and

•	in the case of any other securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of “qualifying non-cumulative preferred stock” that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the

“mandatory trigger provision”; provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of “qualifying non-cumulative preferred stock.”

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which those securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of those securities, that the issuer will redeem or purchase those securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within six months prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying non-cumulative preferred stock”, the requirement in those definitions that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:

•

require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such security or combination of securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities” within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap” and (ii) the amount of qualifying non-cumulative preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	other than in the case of non-cumulative preferred stock, if the provisions described in the first bullet of this definition do not require such issuance and sale within one year of such failure, prohibit us from repurchasing any of our common stock prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet of this definition to pay such unpaid distributions in full; and

•	other than in the case of non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision.”

No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include an alternative payment mechanism shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant, other than the definitions of “APM qualifying securities” and “qualifying non-cumulative preferred stock”, and debt securities that include an alternative payment mechanism shall be deemed to be non-cumulative for purposes of the definition of “debt exchangeable for equity”, it being understood that such alternative payment mechanism need not include a “common cap”, “preferred cap” or a “bankruptcy claim limitation provision.”

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a)	(i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first 5 years of any deferral period and need not include a “common cap”, “preferred cap”, “bankruptcy claim limitation provision”, or “repurchase restriction”), or

(b)	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than “permitted remedies.”

“Other qualifying replacement capital covenant” means a replacement capital covenant, as identified by our board of directors, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within the six-month period prior to the applicable redemption or purchase date.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions on such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable for equity, common stock and rights to acquire common stock during the applicable measurement period with respect to any repayment, purchase or redemption of CENts or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 5.35% Subordinated Notes Due May 1, 2014. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to February 5, 2062, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or purchase the CENts or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It is not for the benefit of, and may not be enforced by, the holders of the CENts. Any amendment or termination of our obligations under the replacement capital covenant will require the consent of the holders of at least a majority in principal amount of that series of indebtedness, except that we may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of Capital One Financial Corporation has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders (it being understood that an amendment that incorporates as an additional replacement capital security any security that is a replacement capital security in an “other qualifying replacement capital covenant” would generally not be considered materially adverse to the rights of the covered debtholders if the applicable percentage for such new security would be consistent with the applicable percentage for the existing replacement capital securities that are as equity-like as the new replacement capital security) and an officer of Capital One Financial Corporation has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock and/or “mandatorily convertible preferred stock” as replacement capital securities if, in the case of this clause (iii), we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

With respect to qualifying capital securities, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the CENts have been distributed by the trust, a majority by principal amount of the CENts.

GUARANTEE OF

CAPITAL SECURITIES

Under the guarantee, Capital One Financial Corporation will guarantee certain payment obligations of the trust. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the CENts. For a description of the terms of our guarantee, see “Description of the Trust Preferred Securities Guarantees” in the accompanying prospectus. The amended and restated declaration of trust provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The CENts are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the CENts, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the CENts.

In connection with the issuance of the CENts, Sullivan & Cromwell LLP, special tax counsel to us and to the trust, is of the opinion that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in its opinion, as well as representations we made, the CENts held by the trust will be respected as indebtedness of Capital One Financial Corporation for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the CENts will not be recharacterized as other than indebtedness of Capital One Financial Corporation.

Classification of Capital One Capital IV.

In connection with the issuance of the capital securities, Sullivan & Cromwell LLP is of the opinion that, under then current law and assuming full compliance with the terms of the declaration of trust, the indenture and other relevant documents, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the CENts. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those CENts.

United States Holders.

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the CENts will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the CENts in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote”, or if we exercised that option, the CENts would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the CENts would thereafter be treated as OID as long as the CENts remained outstanding. In that event, all of a holder’s taxable interest income relating to the CENts would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the CENts or on the capital securities, as the case may be, during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of CENts or Cash upon Liquidation of the Trust.

We may liquidate the trust at any time, in which case the CENts will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of Capital Securities—Optional Liquidation of Trust and Distribution of CENts to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the CENts equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the CENts received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the CENts may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “—Sales of Capital Securities” and “Summary of Terms of Capital Securities—Redemption.”

Sales of Capital Securities.

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the CENts. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the CENts and that the CENts are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the CENts are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the CENts were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the CENts required to be included in income, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the CENts, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying CENts. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the CENts to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying CENts deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding.

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders.

Assuming that the CENts will be respected as indebtedness of Capital One Financial Corporation, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption”, provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, CENts held by the trust were recharacterized as equity of Capital One Financial Corporation, payments on the CENts would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan),

•	a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity or otherwise,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code with respect to the Party in Interest and ERISA Plan fiduciary involved in the transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor (the “DOL”), which we refer to as the “Plan Assets Regulation” the assets of the trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features.

Pursuant to an exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be “plan assets” of investing ERISA Plans if immediately after the most recent acquisition of an equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by “Benefit Plan Investors”, which we define as ERISA Plans and entities whose underlying assets are deemed to include “plan assets” under the Plan Assets Regulation or otherwise. No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the capital securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception.

Under the terms of the Plan Assets Regulation, if the trust were deemed to hold “plan assets” of any ERISA Plan investing in the capital securities, such “plan assets” would include an undivided interest in the assets held by the trust. In such event, transactions involving such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code. The fiduciary of an investing ERISA Plan should determine whether, under these circumstances, transactions involving the assets of the trust, including the investment of the trust’s assets in the CENts, would be in compliance with the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Each investing Plan, by purchasing or holding the capital securities (or any interest therein), will be deemed to have directed the institutional trustee to invest the assets of the trust in the CENts.

Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the capital securities (or CENts) were acquired with “plan assets” of the ERISA Plan or the assets of the trust were deemed to be “plan assets” of ERISA Plans investing in the trust. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of subsidiaries, extensions of credit between us and the trust (or the ERISA Plan), including the CENts and the guarantees, could be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption.

Certain statutory and administrative exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. These exemptions include:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers); and

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code (for certain transactions with service providers).

Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities. Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase, holding or disposition of the capital securities (or the CENts) the capital securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under (i) PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, (ii) Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or (iii) another applicable exemption.

By directly or indirectly purchasing or holding capital securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or

•	your purchase, holding and disposition of capital securities (or CENts) will not violate any applicable Similar Laws and will not result in a non-exempt prohibited transaction under ERISA or the Code by reason of (i) PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, (ii) Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or (iii) another applicable exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences of its purchase, holding and disposition of the capital securities and regarding the availability of exemptive relief under (i) PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, (ii) Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or (iii) any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

Nothing herein shall be construed as, and the sale of capital securities to a Plan is in no respect, a representation by us or the underwriters that any investment in the capital securities would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

Capital One Financial Corporation, the trust and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the trust has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the trust, the number of capital securities set forth opposite its name below:

Name	Liquidation Amount of Capital Securities
J.P. Morgan Securities Inc.	$112,500,000
Banc of America Securities LLC	112,500,000
Credit Suisse Securities (USA) LLC	112,500,000
Wachovia Capital Markets, LLC	112,500,000
Barclays Capital Inc.	10,000,000
Citigroup Global Markets Inc.	10,000,000
Deutsche Bank Securities Inc.	10,000,000
Greenwich Capital Markets, Inc.	10,000,000
Sandler, O’Neill & Partners, L.P.	10,000,000

Total	$500,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the trust, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $6.00 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $2.50 per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the trust is using the proceeds from the sale of the capital securities to purchase the CENts, Capital One Financial Corporation has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $10.00 per capital security; and

•	we will pay our expenses and the expenses of the trust related to this offering, which we estimate will be approximately $600,000.

In addition, we and the trust have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act; and

•	that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the trust or Capital One Financial Corporation that are substantially similar to the capital securities.

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the capital securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the capital securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the capital securities to the public in that Relevant

Member State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the trust of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. Offers and sales of capital securities will be made only to (i) “qualified institutional buyers”, as defined in Rule 144A under the Securities Act; (ii) institutional “accredited investors”, as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act or (iii) individual “accredited investors”, as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

In connection with this offering, J.P. Morgan Securities Inc. may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If J.P. Morgan Securities Inc. engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business. On December 1, 2006, we acquired North Fork, a regional bank holding company organized under the laws of Delaware, in a stock and cash transaction valued at approximately $13.2 billion, for which J.P. Morgan Securities Inc. served as one of our financial advisers.

The trust will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the trust the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on February 5, 2007, which is five business days after the date of this prospectus supplement. Rule 15c6-1 under the Exchange Act generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters in connection with the capital securities and Richards, Layton & Finger, P.A. will pass upon certain matters in connection with Delaware law. The validity of the CENts will be passed upon for the underwriters by Morrison & Foerster LLP. Sullivan & Cromwell LLP acted as special structuring counsel and also advised Capital One Financial Corporation as to certain United States federal income taxation matters.

WHERE YOU CAN FIND MORE INFORMATION

This accompanying prospectus is part of a registration statement (File No. 333-133943) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006 and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, filed on May 4, 2006, June 30, 2006, filed on August 7, 2006, and September 30, 2006, filed on November 3, 2006;

•

our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006, April 20, 2006, May 3, 2006, May 12, 2006, June 12, 2006, July 20, 2006, August 4, 2006, August 8, 2006, August 18, 2006, August 22, 2006, August 31, 2006, September 18, 2006, September 26, 2006, October 2, 2006, October 18, 2006, November 9, 2006, December 1, 2006, December 14, 2006 and January 19, 2006;

•	our Current Reports on Form 8-K filed on May 16, 2006 and August 18, 2006, which incorporate preliminary unaudited pro forma condensed combined financial information giving effect to the merger with North Fork;

•	our Current Reports on Form 8-K filed on May 19, 2006, and August 22, 2006, which incorporate certain consolidated financial statements of North Fork;

•	our Current Report on Form 8-K filed on January 26, 2007, which incorporates preliminary unaudited pro forma condensed combined financial information as of September 30, 2006 and for the nine and twelve months ended September 30, 2006 and December 31, 2005, respectively, assuming that the North Fork merger was completed on January 1, 2005; and

•	our definitive proxy statement[1] filed on March 23, 2006.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

Capital One Financial Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Capital One Capital II

Capital One Capital III

Capital One Capital IV

Trust Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock and purchase contracts, either individually or in units. Capital One Capital II, Capital One Capital III and Capital One Capital IV from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2006.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of the trusts.

This prospectus is part of a registration statement (No. 333-133943) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we or the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	we face intense competition, including competitive product and pricing pressures, from many other providers of credit cards and other consumer financial products and services, in all of our markets, including in our credit card activities, auto financing, small business lending, home lending and installment loan activities as well as in our international markets;

•	we face strategic risks in sustaining our growth and pursuing diversification;

•	we may experience increased delinquencies and credit losses, including due to customers’ bankruptcies;

•	we face risk from economic downturns;

•	reputational risk and social factors may impact our results;

•	we face risk related to the strength of our operational, technology and organizational infrastructure;

•	we may face limited availability of financing, variation in our funding costs and uncertainty in our securitization financing;

•	we may experience changes in our debt ratings;

•	we face exposure from our unused customer credit lines;

•	we face market risk of interest rate and exchange rate fluctuations;

•	we face the risk of a complex and changing regulatory and legal environment, including changes in law, changes in fiscal, monetary, regulatory and tax policies and concerning the gaining of regulatory approvals when required;

•	fluctuations in our expenses and other costs may hurt our financial results;

•	we face risks related to acquisitions and integrations of acquired businesses; and

•	other factors listed from time to time in reports we file with the SEC, including, but not limited to, factors set forth under the caption “Risk Factors” in any prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2005.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 2, 2006, and an Amendment to the Annual Report on Form 10-K/A, filed on April 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 4, 2006;

•	our Current Reports on Form 8-K filed on January 9, 2006, January 19, 2006, February 16, 2006, March 13, 2006, March 16, 2006 and April 20, 2006;

•	our definitive proxy statement[1] filed on March 23, 2006; and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

[1]	The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Schedule 14A promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges:
Including Interest on Deposits	2.96	2.65	2.37	2.31	2.13	1.98	1.87
Excluding Interest on Deposits	5.87	4.68	4.20	3.99	3.59	3.19	2.89

The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short–term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities. Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities. Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings (in addition to our funding activities in the ordinary course of business) of a character and amount to be determined as the need arises. For current information, look at our current filings with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more separate indentures between us and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, or another indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of the senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified or will be qualified as indentures under the Trust Indenture Act of 1939, as amended, or the Trust

Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of the date of this prospectus, we have a total of $2,287,500,000 in aggregate principal amount of debt securities outstanding under the senior indenture.

As of the date of this prospectus, we have not issued any series of debt securities under the subordinated indenture.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including the Bank and the Savings Bank, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. The Bank and the Savings Bank are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which the Bank and the Savings Bank may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•	the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•	the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•	whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•	if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•	the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•	whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•	whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•	The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•	neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•	we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinate indenture, we agree to the following:

•	Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•	the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities of from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes (1) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•	the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•	immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•	either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or other securities will be entitled to convert the debt securities under some circumstances. The terms of any conversion will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•	failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•	in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal, premium or interest or any additional amounts or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•	reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•	change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “—Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•	to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•	to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•	either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•	we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, any premium, if any, interest, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•	in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•	in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

Each declaration of trust does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•	whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

Deferral of Distributions. If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•	the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro-rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•	cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•	modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement.”

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non interest bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of trust preferred securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•	the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of that series;

•	the price at which the junior subordinated debt securities will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities will be payable;

•	the maturity date or dates of the junior subordinated debt securities or the method by which those dates can be determined;

•	if the junior subordinated debt securities will bear interest:

•	the interest rate on the junior subordinated debt securities or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities; and

•	the circumstances under which we may defer interest payments;

•	any remarketing or extension features of the junior subordinated debt securities;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities and under the applicable junior subordinated indenture;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities before their final maturity;

•	whether the junior subordinated debt securities will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•	the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•	any circumstances under which the junior subordinated debt securities may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities;

•	any events of default which will apply to the junior subordinated debt securities in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities;

•	any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities;

•	the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, would-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•	the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•	we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

Neither the Corporation, any trust, any paying agent and any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under the declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

General

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation and no shares of preferred stock are outstanding. We have designated 1,000,000 shares of the preferred stock as cumulative participating junior preferred stock, which may be issued upon the exercise and conversion of certain “Rights,” as defined below, which are attached to each share of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable and have no preemptive rights. Unless we indicate otherwise in the applicable prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of the preferred stock. You should read the applicable prospectus supplement relating to any series of preferred stock for that series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or non-cumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of the Bank and the Savings Bank to pay dividends to the Corporation. The ability of the Corporation, the Bank and the Savings Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including the Bank, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2005, 302,786,444 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and non-assessable.

The following summary is not complete and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders, except that directors are elected by a plurality of the votes cast. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to holders of common stock.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully below.

The Corporation’s Certificate of Incorporation and Bylaw Provisions

Certain provisions in our Restated Certificate of Incorporation and Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors.     Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

•	It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

•	A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•	A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies.    Generally, our Board must consist of between three and seventeen directors and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings.    Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.    Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Bylaws. You should refer to our Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•	there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•	contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations.    Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•	is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then outstanding voting stock; or

•	owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non–public transaction or series of non–public transactions.

Liability of Directors; Indemnification.    A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments.    The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then outstanding voting stock. The Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Bylaws or certain provisions of the Certificate of Incorporation by simply amending or repealing them.

Rights to Purchase Certain Preferred Shares

Each share of our common stock includes an attached “Right.” The Right entitles a holder of common stock to purchase from us one three-hundredth of a share of our cumulative participating junior preferred stock, or the Junior Preferred Shares, at a price of $200 per one three-hundredth of a share, subject to adjustment. We have initially authorized and reserved 1,000,000 Junior Preferred Shares for issuance upon exercise of the Rights. Because of the nature of the Junior Preferred Shares’ dividend and liquidation rights, the value of the one three-hundredth interest in a Junior Preferred Share that can be purchased on exercise of each Right should approximate the value of one share of common stock. Initially, the Rights are not exercisable and trade automatically with the common stock. The Rights generally become exercisable, however, and separate certificates representing the Rights will be distributed, if any person or group acquires 15% or more of our outstanding common stock or a tender offer or exchange offer is announced for our common stock. Upon such event, provisions would also be made so that each holder of a Right, other than the acquiring person or group, may exercise the Right and receive common stock with a market value of twice the exercise price of the Right. The Rights expire on November 29, 2005, unless earlier redeemed by us at $0.01 per Right. We may only redeem the Rights prior to the time that any person or group acquires 15% of the outstanding common stock. Until the Rights become exercisable, the Rights have no dilutive effect on earnings per share. Prior to exercise, a Right will not create any rights as a stockholder of the Corporation.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board, since we may redeem the Rights prior to the time that a person or group acquires 15% of the outstanding common stock.

Dividend Reinvestment Plan

In 1997, we implemented our dividend reinvestment and stock purchase plan (as amended, the “1997 DRP”). The 1997 DRP provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made with our permission at a discount which will be from 0% to 5%. We also instituted an additional dividend reinvestment and stock purchase plan in 2002 with terms substantially the same as those in the 1997 DRP. We use proceeds from these plans for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Equiserve Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts, obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as it may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S. dollar currency.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, as depositary, and will be registered in the name of the depositary or a nominee of the depositary. The depositary will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

The depositary has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants deposit with it. The depositary also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of The Depository Trust Company’s direct participants, by members of certain other subsidiaries of The Depository Trust & Clearing Corporation and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities or trust preferred securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by the depositary or its nominee (with respect to participants) and the records of participants (with respect to persons who hold their interests through participants). The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers.

So long as the depositary, or its nominee, is the registered holder of any global securities, the depositary or its nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by those global securities for all purposes under the applicable indenture or declaration of trust. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in the global securities must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. Under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on debt securities, or of distributions on trust preferred securities, that are registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as registered holder of the global securities representing the debt securities or trust preferred securities. Neither we, nor any trust or its trustee, nor any indenture trustee, any paying agent nor the security registrar for the debt securities or trust preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised by the depositary that upon receipt of any payment of principal or interest in respect of the global securities, the depositary will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary and if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

The information in this section about The Depository Trust Company has been provided by The Depository Trust Company for information purposes only. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as depositor of the Trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, the trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of the trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the common securities;

•	the trustees for each trust will be The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York, as institutional trustee, will act as sole indenture trustee under each declaration of trust for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the applicable junior subordinated indenture;

•	if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•	we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

CERTAIN LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP and either the Corporation’s Chief Counsel or its Deputy General Counsel will pass upon certain legal matters in connection with the securities and Richards, Layton, & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster, LLP will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Capital One Financial Corporation appearing in Capital One Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000

Capital One Capital IV

$1,000 Liquidation Amount

6.745% Capital Securities

Fully and unconditionally guaranteed,

as described in this prospectus supplement, by

PROSPECTUS SUPPLEMENT

January 29, 2007

JPMorgan

Banc of America Securities LLC

Credit Suisse

Wachovia Securities